Exhibit 10.45

General Agreement on Maximum Amount of Import and Export Financing
No.: 05302JC20120406
Applicant: Ningbo Keyuan Plastic Co., Ltd.
Receiving Bank: Baizhang Branch of Bank of Ningbo Co., Ltd.

Due to the requirements of import and export business, the Applicant applies with the Receiving Bank for import letter of credit, shipping guarantee, import bill advance and export bill purchase and other transactions, and provides guarantees to the Receiving Bank according to its requirements. Pursuant to the provisions of relevant national laws, regulations and rules, upon consensus, the both parties agree to enter into this agreement under the following terms and conditions.

Article I Balance, term and mode of maximum credit exposure

1.1 The both parties agree that from November 17, 2012 to September 27, 2013, the Applicant can apply with the Receiving Bank for import and export financing of a balance of maximum credit exposure up to the amount equal to (currency) US$ (amount in letters) Twenty Million Dollars only, including, but not limited to, issuing import letters of credit, shipping guarantee, import bill advance and export bill purchase and other transactions (hereinafter referred to as “specific transactions”).

The balance of maximum credit exposure under this Agreement is the total amount by deducting the amount of cash deposit from the credit amounts of all specific transactions. For the part exceeding the aforesaid balance of maximum credit exposure due to exchange rate changes, or the increase of interest and expense, the Applicant shall voluntarily assume the responsibility for payment.

1.2 The export bill purchase prescribed in Clause 1.1 of the Agreement including Type A transactions and Type B transactions. Type A transactions of export bill purchase is the export bill purchase under the letters of credit of which the documents comply with credit terms, or the forward has been honored, or the due date has been confirmed. Type B transactions of export bill purchase are the transactions of export bill purchase other than Type A transactions.

The special limit equal to (currency)   /   (amount in letters)   /   of the balance of maximum credit exposure prescribed in Clause 1.1 of the Agreement is used for Type A transactions of export bill purchase, and the limit equal to (currency) US$ (amount in letters) Twenty Million Dollars only is used for import letters of credit, shipping guarantee, import bill advance and Type B transactions of export bill purchase.

The limit occupied by Type A transactions of export bill purchase is called as Type A limit of export bill purchase and the limit occupied by Type B transactions of export bill purchase is called as Type B limit, which are independent of each other, and are subject to limit types of the application submitted by the Applicant when conducting transactions and confirmed by the Receiving Bank.

In case that the balance of export bill purchase under Type A limit of export bill purchase applied by the Applicant exceeds Type A limit, it is deemed that the Applicant asks and authorizes the Receiving Bank to raise the aforesaid Type A limit of export bill purchase unilaterally and consequently raise the aforesaid balance of maximum credit exposure. The obligatory right of the Receiving Bank is subject to the actual balance of export bill purchase under the Type A limit of export bill purchase. No person can defense or refuse to the responsibility for pay-off or guarantee with the reason that the actual balance of export bill purchase exceeds the aforesaid Type A limit of export bill purchase or the actual total balance of all specific transactions under this Agreement exceeds the aforesaid balance of maximum credit exposure.

1.3 The parties agree that: Notwithstanding the above arrangement, the Receiving Bank is entitled to agree or disagree to conduct specific transactions, in the exercise of its sole discretion, according to the credit conditions and guarantee conditions of the Applicant and capital status of the Receiving Bank.

1.4 In case that the Applicant enters into a contract on a single specific transaction with the Receiving Bank separately, the amount of the contract on the single transaction shall not occupy the balance of maximum credit exposure under this Agreement, and does not belong to the guarantee scope of the Guarantor under this Agreement, unless otherwise agreed in the contract on the single transaction.

1.5 The same applicant can enter into multiple general agreements on maximum amount of import and export financing, and is entitled to multiple balances of maximum credit exposure, and the multiple general agreements on maximum amount of import and export financing are independent of each other.

1.6 The Applicant irrevocably authorizes the Receiving Bank in the name of Bank of Ningbo Co., Ltd. or to entrust the paying bank or agent bank of Bank of Ningbo Co., Ltd. to issue the import letters of credit, shipping guarantee, or to fulfill the payment obligations under this Agreement. But in all events, all payment obligations of specific transactions shall be fulfilled by the Applicant to the Receiving Bank and all rights are entitled to the Receiving Bank. In case that the Applicant has not paid the principals, interests, overdue interests, compound interests, penalty interests, liquidated damages, and all expenses payable (including but not limited to, bank charges, postages, damages and litigation fees, costs of preservation, expanses for execution application, counsel fees, evaluation fees, auction fees, and travel expenses) or has not fulfilled other obligations, as a creditor, the Receiving Bank is entitled to claim its obligatory right directly to the Applicant and the Guarantor.

1.7 The application and letters of commitment for specific transactions under this Agreement, accepting/honoring/payment notice under import letters of credit, bank telex of related letters of credit, confirmation notice and accounting notice of import bill advance and export bill purchase are all integral parts of this Agreement. In case that such documents are inconsistent with the terms of this Agreement, the terms of this Agreement shall prevail. However, the currency, amount, and term of specific transactions shall be subject to the records of officially issued import letters of credit, shipping guarantees, or the confirmation notice and accounting notice of import bill advance and export bill purchase. In case that a letter of credit is modified, the record of the import letter of credit modified by the Receiving Bank and confirmed by the beneficiary shall prevail.

Article II Conduct of specific transactions

2.1 In this Agreement, issuing import letters of credit refers to that according to the application of the applicant, the Receiving Bank issues to an exporter (beneficiary) a written conditional payment commitment to pay according to the documents meeting the terms of the letter of credit in the prescribed period.

In this Agreement, the shipping guarantee is that the goods under a an import letter of credit arrives to the port of destination earlier than the time when the shipping documents reach the issuing bank, the Applicant of issuing letters of credit applies with the issuing bank (Receiving Bank) to take delivery of goods with the shipping company in advance with the shipping guarantee signed by the Receiving Bank.

In the Agreement, the import bill advance refers to a trade financing transaction that when the Applicant needs to pay due to trade requirements, it applies with the Receiving Bank for financing, to request the Receiving Bank to pay the amount in advance, and the Applicant will pay the principal, interest and related expenses of import bill advance to the Receiving Bank on the due day, including, but not limited to, import bill advance under import letters of credit, bill purchase under import collection and outward remittance advance.

In this agreement, the export bill purchase refers to the financing that after shipping the goods, the Applicant submits the letter of credit and/or relevant documents to the Receiving Bank and the Receiving Bank makes an advance payment to the Applicant before the issuing bank or the importer makes the payment. Including, but not limited to, export bill purchase under letters of credit, export bill purchase under export collection and financing transactions of export commercial bills.

2.2 Unless waived by the Receiving Bank in full or partially, the following conditions shall be met when the Applicant applies with the Receiving Bank for a specific transaction.

(1)   In accordance with relevant laws and regulations, the Applicant has completed the approval, registration, delivery and other legal processes relating to specific transaction under this Agreement;

(2)  The guarantee contract meeting the requirements of the Receiving Bank takes effect and will continue in force;

(3)  There shall be no material adverse changes in the operation and financial condition of the Applicant or any event of default listed in the Agreement;

(4)  Other documents, certificates, receipts, and commitment that the Receiving Bank deems necessary have been provided.

(5)  Other conditions required by the Receiving Bank have been satisfied.

Article III Cash deposit

3.1 In accordance with the amount and time required by the Receiving Bank, the Applicant shall deposit the performance bond for each specific transaction into the special account for cash deposit in the Receiving Bank 53020099000427513; otherwise, the Receiving Bank is entitled to refuse the applicant’s request for the specific transaction.

3.2 Additional cash deposit

The Receiving Bank is entitled to request the Applicant to provide additional cash deposit according to its own business development situation, the applicant’s credit status and the provisions of this Agreement, and the additional cash deposit shall be deposited in the special account for cash deposit agreed in Clause 3.1, and the specific amount is subject to the actual amount deposited in the aforesaid special account for cash deposit by the Applicant according to the requirements of the Receiving Bank.

3.3 In case of insufficient cash deposit due to exchange rate changes, the Receiving Bank is entitled to request the Applicant to provide additional cash deposit in a timely manner according to its requirements, otherwise, the Receiving Bank and its designated bank is entitled to refuse to conduct the specific transaction, without affecting all rights of the Receiving Bank under this Agreement. Meanwhile, any loss or liability arising from changes in exchange rates shall be assumed by the Applicant and/or the Guarantor.

3.4 The cash deposit in the special account of cash deposit (including initial and additional cash deposits) is use to provide pledge guarantee for the aforesaid specific transactions for which the Applicant applies with the Receiving Bank. The pledge takes effect upon the deposit of the initial cash deposit into the special account of cash deposit. From the date of deposit, the Applicant promises not to transfer, expend or dispose the corresponding amount in any way without prior consent of the Receiving Bank.

Article IV Guarantee

Under this Agreement, the Receiving Bank is entitled to request the Applicant to provide guarantee for the difference between the amount of each specific transaction and the cash deposit. Guarantee contracts shall be executed by the Receiving Bank and the Guarantor separately, with numbers of 0532BY20120357 and 05302BY20120358.

Article V Requirements on specific transactions

5.1 Expenses

5.1.1 The handling charges of specific transactions shall be calculated and collected according to the proportions and methods determined by the Receiving Bank. The Applicant shall pay a specified amount at once before applying for a specific transaction with the Receiving Bank; otherwise, the Receiving Bank is entitled to refuse the applicant’s request.

5.1.2 Other expenses include, but are not limited to charges for medication of letters of credit, and shipping guarantee fees which the Applicant shall pay to the Receiving Bank at once according to the time and amount determined by the Receiving Bank

5.1.3 The Applicant shall pay interest and related handling fees of financing to the Receiving Bank according to the interest rates agreed for specific transactions.

5.2 Transaction requirements for import letters of credit

5.2.1 The letters of credit under this Agreement are independent of any trade contract relationships. The Applicant guarantees to be responsible for the authenticity and validity of the underlying trade contracts, receipts, documents and the contents involving the letters of credit. In case that any dispute, fraud or other illegal matter arises from the trade contract involving a letter of credit, the Applicant hereby promises to be self-responsible for resolution, and not to affect the fulfillment of rights and obligations of all parties under the letter of credit in any way for this reason, and to protect the Receiving Bank from any loss.

5.2.2 The Applicant guarantees to make the payment or acceptance of the corresponding letter of credit at the office of the Receiving Bank within the period specified in the accepting notice by the Receiving Bank; otherwise, the Applicant shall be deemed to have accepted the documents under the letter of credit and agree to the pay or accept.

5.2.3 For each transaction of a letter of credit under this Agreement, the Applicant guarantees to make payment or acceptance provided that the Receiving Bank deems that the documents comply with the terms and conditions of the letter of credit on their face. In case of refusal to payment or acceptance due to noncompliance of documents, the Applicant shall return all documents to the Receiving Bank with a written reason to refuse to pay within the period specified in the accepting notice by the Receiving Bank, so that the Receiving Bank can determine whether to refuse to pay in accordance with international practice. The Applicant acknowledges that the Receiving Bank is entitled to the sole discretion for the reason to refuse to pay the letter of credit, and to bind the Applicant and the Guarantor hereunder. In case that the Receiving Bank thinks that the reason to refuse to pay of the Applicant is false or the Applicant has not returned all documents or beyond the period specified in the accepting notice, the Receiving Bank is entitled to make payment or acceptance, in the exercise of its sole discretion; in this case, however, the Applicant has the obligation to pay the amount of the letter of credit and corresponding interest and expenses to the Receiving Bank. In case that the reason for non-payment of the Receiving Bank is recognized by the remitting bank or the negotiating bank as false, the Applicant shall assume all the responsibilities, and pay the amount, interest and other expenses including but not limited to litigation fees, counsel fees, and other expenses payable.

5.2.4 Whether a letter of credit under this Agreement allows non-payment, the Applicant shall transfer the payable under the letter of credit to the settlement account of the Applicant in the Receiving Bank, used to pay the obligation under this Agreement. Otherwise, the Receiving Bank is entitled to transfer the corresponding amount from any accounts of the Applicant to pay any amount and expense under the letter of credit. In case that the Receiving Bank pays in advance for the Applicant since the balance of the applicant’s account is insufficient, from the payment, the Receiving Bank is entitled to receive the interest of advance payment from the applicant.

5.2.5 The losses and consequences, due to the loss, delay, omission and other reasons of third parties of correspondence and documents of the letters of credit under this Agreement in the telecommunication transmission or mail or other force majeure, shall be assumed by the applicant, and is independent of the Receiving Bank.

5.2.6 the Applicant agrees to assume the expenses of this Agreement and under the letters of credit, and unconditionally repay the Receiving Bank all advance payments and any other proceeds and expenses under the letters of credit of this Agreement, and assume all losses arising to the Receiving Bank, including but not limited to the principals and interests of advance payments, liquidated damages, compensation and other related expenses.

5.3 Transaction requirements for shipping guarantee

5.3.1 The Applicant guarantees to be responsible for the authenticity and validity of the original bill of lading, other relevant documents, receipts, applications and the contents under the shipping guarantees under this Agreement, and assume all consequent responsibilities.

5.3.2 The Applicant guarantees not to create any security on the goods to take delivery without written consent by the Receiving Bank.

5.3.3 The Applicant guarantees to immediately make payment or acceptance according to the requirements of the Receiving Bank upon receiving relevant documents, whether the documents comply with the letter of credit or contract, the receipts under the letter of credit, or each other, and not to refuse payment or acceptance for any reason (including but not limited to the existence of any discrepancy or fraud). After the Receiving Bank issues a notice of payment, in case that the Applicant fails to make payment or acceptance actively according to the requirements of the Receiving Bank, the Receiving Bank is entitled to deduct from the account of the Applicant to make payment on schedule. Once the Applicant applies with the Receiving Bank for a shipping guarantee, it is indicated that the right to refuse payment due to discrepancy is waived.

5.3.4 The Applicant shall, within fifteen days upon the receipt of an original bill of lading, exchange the original shipping guarantee under this Agreement from the carrier and return it to the Receiving Bank. Otherwise, the Receiving Bank is entitled to charge additional fees from the Applicant in accordance with the provisions.

5.3.5 The Applicant guarantees not to refuse the payment of letters of credits or propose any other claims adverse to the Receiving Bank due to the inconsistence of the goods to the bill of lading or any trade dispute with the exporter.

5.3.6 When a carrier, its agent or assignee of the goods of a letter of lading under the agreement submits a claim to the Receiving Bank according to the agreement of the shipping guarantee, the Receiving Bank shall fulfill its guarantee obligations according to the agreement of the shipping guarantee, specifically to make payment through one of following methods:

(1) Either directly deduct or through the Receiving Bank deduct from any account of the Applicant in the Receiving Bank for payment;

(2) When the amount of the applicant’s account is insufficient to pay, the Receiving Bank shall notify the Applicant to pay sufficient amount for payment.

(3) The Receiving Bank makes the payment by enforcing the right of counter-guarantee;

(4) The Receiving Bank makes an advance payment, and demands repayment from the Applicant and the counter-Guarantor, and the amount shall be ultimately borne by the applicant.

5.3.7 When fulfilling the obligations of a shipping guarantee under this Agreement to a carrier, its agent or assignee, the Receiving Bank is entitled to make payment without prior consent of the applicant, and is only responsible for the examination of documents or receipts in form, but not the dispute arising from the involved underlying contract, and is not subject to the dispute arising from the involved underlying contract and assumes no responsibilities for the authenticity of the claim documents.

5.3.8 In case that the Receiving Bank makes a payment advance for fulfilling the obligations of a shipping guarantee under this Agreement, upon the payment, the Receiving Bank is entitled to charge the interest of advance payment from the Applicant, and is entitled to claim or receive the principal and interest of the advance payment, liquidated damages, compensation and other related expenses to the Applicant or by enforcing the right of counter-guarantee.

5.3.9 The Applicant guarantees to compensate the Receiving Bank for any loss due to issuing the shipping guarantees under this Agreement, including but not limited to advance payment for shipping guarantee, interest and other expenses (including, but not limited to litigation fees, expanses for execution application, counsel fees, travel expenses and other expenses of claims, etc.).

5.4 Transaction requirements for import bills advance

5.4.1 The Applicant is entitled to request the Receiving Bank to make payment in a timely manner according to the provisions of this Agreement after entering into this Agreement and submitting the documents of related transaction applications and approved by the Receiving Bank. But, the Applicant shall pay the principal and interest of inward bill financing and other expenses and losses to be borne by the Applicant.

5.4.2 After the Receiving Bank makes payment (gives consideration), the Applicant agrees that the right of the goods under the import transaction under the corresponding import bill advance is fully entitled to the Receiving Bank, and the Receiving Bank shall submit the bill of lading to the Applicant, and authorize the Applicant to dispose the goods; as the principal, the Receiving Bank is entitled the beneficial power of such goods, and the Applicant shall use the proceeds (the income from the disposal of these goods) to repay the principal and interest of the import bill advance and other charges to the Receiving Bank.

5.4.3 As a consignee of the Receiving Bank, the Applicant, on behalf the Receiving Bank, shall maintain relevant documents and conduct the warehousing, custody, transportation, processing, marketing and insurance of the goods under the documents. Without the Receiving Bank’s consent, the Applicant shall not dispose the goods with deferred payment or through any non-monetary way or below the market price, and shall not sell the goods to any person that the Applicant is not entitled to claim. All costs and risks of the goods arising in the above process (include, but are not limited to, insurance, storage, transportation, terminal costs) shall be borne by the Applicant.

5.4.4 The Applicant hereby agrees that in case that it sells the goods in the name of the Receiving Bank or enters into a contract with a third party to dispose the goods, it shall notify the Receiving Bank, and the Receiving Bank is entitled to inspect and monitor the payment collection of the goods, and the Applicant shall provide in writing the information of the goods according to the requirements of the Receiving Bank.

5.4.5 Before all principals, interests and expenses for financing are paid in full, once the Receiving Bank requests, the Applicant shall sign relevant documents or complete necessary procedures that the Receiving Bank deems necessary, to confirm the title to the documents and the goods represented by the documents of the Receiving Bank. The Receiving Bank is entitled to dispose relevant documents and goods through the mode it deems appropriate when necessary; in case that the proceed is insufficient to pay the principal, interest and costs of financing, the Applicant shall raise funds otherwise to pay the principal, interest and costs of financing.

5.4.6 All records, contents, endorsement of the relevant documents relating to the import bill advance transaction and the possession or control of the documents by the Receiving Bank shall not be deemed as any remission, waiver, compensation or reduction of other forms of the liabilities that the Applicant owns the Receiving Bank. The Applicant guarantees not to claim any compensation, recourse or other rights to the Receiving Bank for the foregoing reasons.

5.4.7 Before all principals, interests and expenses for financing are paid in full, the Applicant shall not pledge/mortgage the goods represented by the documents to any other person or make the goods bound to any lien.

5.4.8 In case that the Applicant expressly declares that it cannot pay the principals, interests and expenses for financing as agreed or the Receiving Bank deems that there is definitive evidence indicating the Applicant cannot pay the principals, interests and expenses for financing as agreed, the Receiving Bank is entitled to dispose the goods or documents, to pay the liability the Applicant owns to the Receiving Bank with the proceed. When the proceed is insufficient to pay all liabilities, the Receiving Bank is entitled to the recourse to the Applicant.

5.5 Transaction requirements for export bill purchase

5.5.1 The transaction of export bill purchase under this Agreement, once the fund is issued by the Receiving Bank, constitutes a liability to the Receiving Bank. The Applicant agrees to transfer the receivable under the corresponding export sale contract to the Receiving Bank. In case that the receivable is insufficient to pay the principal, interest, costs and any other loss of export bill purchase under this Agreement, the Applicant allows and authorizes the Receiving Bank to deduct the corresponding amount from the remittances of overseas importers (the buyer), first and foremost, to pay the principal, interest, costs and any other loss of export bill purchase under this Agreement to the Receiving Bank; and promise to raise sufficient funds to pay the Receiving Bank the principal, interest, costs and any other loss of export bill purchase under this Agreement; otherwise, the Receiving Bank is entitled to demand repayment and to directly deduct the corresponding amount for repayment from the foreign currency account or any other accounts of the Applicant in the Receiving Bank.

5.5.2 When the Applicant applies with the Receiving Bank for transactions, it is required to provide a full range of commercial documents to the Receiving Bank in accordance with the provisions of Uniform Customs and Practice for Documentary Credits (International Chamber of Commerce Publication No. 600), Uniform Rules for Collections (International Chamber of Commerce Publication No. 522) and the corresponding revisions, supplementary documents and international conventions. The Receiving Bank shall forward the documents as prescribed.

5.5.3 In case that a foreign bank refuses to pay, delay payment, or deduct payment due to any discrepancy of documents, or the reason of an issuing bank, an acceptance bank, a paying bank or its designated bank, or the loss, delay or omission of documents in mail or telecommunication transmission process, force majeure or any faults other than the faults of the Receiving Bank, the Receiving Bank can demand all principals and interests of export bill purchase, and any other expenses and losses to be borne by the Applicant.

5.5.4 The Applicant shall deposit enough proceeds in the account in the Receiving Bank prior to the maturity date of the export bill purchase under this Agreement, and the Receiving Bank is entitled to directly transfer from the account of the Applicant. In case that the Applicant fails to pay a matured debt, the Receiving Bank is entitled to directly transfer from any account of the Applicant. In case that the Applicant fails to pay the account payable, the Receiving Bank is entitled to enforce the security right or take other measures to realize obligatory rights.

5.5.5 In case that the principals, interests and other expenses for export bill purchase under this Agreement has been paid in full, without prior consent by the Applicant, the Receiving Bank is entitled to directly use the received remittances under each export bill purchase of this Agreement, first and foremost, to pay the principals, interests and other expenses of the export bill purchase until pay-off.

Article VI Rights and obligations of the parties.

6.1 The Parties acknowledge and comply with international practice for letters of credit, and agree to deal with all matters under this Agreement and its specific transactions and assume consequent  responsibilities respectively in accordance with the provisions of Uniform Customs and Practice for Documentary Credits (International Chamber of Commerce Publication No. 600), Uniform Rules for Collections (International Chamber of Commerce Publication No. 522) and the corresponding revisions, supplementary documents and international conventions and the procedure of the Receiving Bank.

6.2 The Receiving Bank is entitled to receive or receive in advance the principal and interest for financing and any other expenses and losses to be borne by the Applicant in accordance with this Agreement.

6.3 The Applicant shall not draw capital, transfer, dispose at a low price, or denote assets or transfer shares without authorization, to avoid the liability to the Receiving Bank or reduce its debt paying ability.

6.4 The Applicant shall provide financial accounting statements and data of production and operation conditions in accordance with the requirements of the Receiving Bank, and ensure the authenticity, completeness and effectiveness of all materials and information provided, and actively cooperate with and consciously accept the check and monitor by the Receiving Bank on its production, operation, financial activities and the use of funds under the Agreement.

6.5 In case that it is found that the Applicant intentionally conceals material facts relating to this Agreement or provides false information, the Receiving Bank is entitled to a liquidated damage amounting to 10% of the balance of liabilities occurred under this Agreement at that time.

6.6 The Applicant shall open a RMB or foreign exchange settlement account with the Receiving Bank to conduct import and export trade settlement transactions, import and export trade financing transactions and other banking transactions though the Receiving Bank.

6.7 The Applicant shall bear risks of exchange rate. In case that the total limit occupied by the Applicant may exceeds the balance of maximum credit exposure under this Agreement due to the risk of changes in exchange rate, the Applicant shall provide guarantees recognized by the Receiving Bank within 7 working days upon receipt of a written notice from the Receiving Bank.

6.8 In case that the Receiving Bank realizes its obligatory rights by legal action due to the default of the Applicant or its Guarantor, the Applicant shall assume the litigation fees, costs of preservation, execution fees, counsel fees, travel fees and other expenses to realize obligatory right paid by the Receiving Bank.

6.9 The Applicant shall provide the Receiving Bank with authentic financial statements and all bank names, account numbers, deposit balances and other information, and the implementation of underlying trade contracts of letters of credit.

6.10 Prior to the full payment of liabilities under this Agreement, in case that the Applicant provides guarantee for others’ liabilities which may damage the benefit of the Receiving Bank, or uses its major assets to set mortgage or pledge to any third person, the Applicant shall obtain a written consent from the Receiving Bank.

6.11 When the Receiving Bank receives or receives in advance the principals, interests, compound interests, penalty interests of obligatory rights and any other expenses to be borne by the Applicant under this Agreement in accordance with this Agreement, it can directly collect from any accounts of the Applicant in the Receiving Bank or other branches affiliated to the same corporate unit.

6.12 For any illegal actions by the Applicant such as default payment of principals and interests, evading supervision, intentionally concealing material facts relating to this Agreement or providing false information, the Receiving Bank is entitled to report to the relevant departments or units, announce on news media for collection, and to demand accountability to the Applicant in accordance with laws, regulations and this Agreement.

6.13 In case that any event occurs to the Guarantor under this Agreement which may pose a threat to its normal operation or adversely affect its ability to fulfill obligations corresponding to the liabilities under this Agreement (which shall be determined by the Receiving Bank in execution of its sole discretion), including but not limited to stopping production, out of business, cancellation of registration, withdraw of business license, bankruptcy, difficulties in operating activities, deteriorated financial condition, the legal representative or major person in charge is suspected to engage in illegal activities, involvement in legal actions or economic disputes, its property is sealed up, frozen or deducted for asset protection measures, or the collateral security, pledge and hypothecation under this Agreement depreciates or is sealed up, frozen or deducted for asset protection measures, the Receiving Bank is entitled to request the Applicant to provide additional guarantee recognized by the Receiving Bank or to take the measures agreed in Article 7.2 of this Agreement.

6.14 Prior to the full payment of liabilities under this Agreement, in case that the Applicant takes actions such as contracting, leasing, joint-stock reform, joint operation, merger, consolidation, division, joint venture, capital reduction, transfer of assets, application for stopping doing business for internal rectification, application for dissolution, filing for bankruptcy and other actions which may change the rights and liabilities under this Agreement or affect the Receiving Bank to realize its obligatory right, the Applicant shall notify the Receiving Bank in writing 30 day prior to the implementation of the above actions, and put repayment responsibilities into practice or repay the amount in advance, and obtain written consent from the Receiving Bank; otherwise, such action shall not be taken.

6.15 Prior to the full payment of liabilities under this Agreement, in case that the Applicant changes its name, legal representative, legal address, or business scope, or is closed down, or its business license is revoked or a litigation or arbitration occurs, within 3 days upon the change of such matter, the Receiving Bank shall be notified in writing, and relevant procedures for change shall be conducted timely (if required).

6.16 In case that the debt under this Agreement is mortgaged (pledged), the Applicant and the mortgagor (the pledgor) shall process (registration and/or insurance) and other legal formalities in accordance with the requirements of the Receiving Bank, and the guarantee and insurance shall continue in force.

6.17 The Applicant shall pay the costs relating to lawyer services, insurance, transportation, evaluation, registration, custody, appraisal and notarization under the this Agreement and relating to the guarantee under this Agreement.

6.18 The Applicant shall promptly sign for collection letters or collection documents directly delivered or mailed by the Receiving Bank, and submit the receipt to the Receiving Bank or mail it to the Receiving Bank within 3 days upon receipt.

Article VII Remedies for breach

7.1 During the term of this Agreement, when one or more of the following matters occur to the Applicant, the Applicant is deemed to breach this Agreement, and the Receiving Bank is entitled to judge whether such matter has occurred to the applicant, in execution of its sole discretion.

(1) The Applicant stops production, is out of business, dissolves, stops doing business for internal rectification, cancels registration or its business license is revoked or withdrawn;

(2) The Applicant conceals, or forges materials facts relating to this Agreement or specific transactions or provides false materials and information or provides materials containing false information.

(3) The Applicant fails to pay any other matured debts (including declared matured debts) or fulfill any other agreed or statutory obligations, which has affected or may affect the fulfillment of the obligations under this Agreement by the Applicant;

(4) Prior to the full payment of all obligatory rights of the Receiving Bank, the Applicant disposes (including, but not limited to, gifts, allocates, transfers, sells at a low price) any assets which may affect its ability to pay debts;

(5) Any events that Receiving Bank deems to pose a threat to its normal operation or adversely affect its ability to fulfill payment obligations under this Agreement, including but not limited to the Applicant stops production, is out of business, dissolved, cancels registration, or its business license is revoked, bankruptcy, capital reduction, mergers and acquisitions or equity transfer in which the Applicant is a target company, default on any debt principal or interest payable, the legal representative or major person in charge is suspected to engage in illegal activities, involvement in legal actions or economic disputes, its property is sealed up, frozen or deducted for asset protection measures, the difficulties of operating activities, deteriorated financial position;

(6) Any change other than the items listed in (1), (2), (3), (4) and (5) of the article which is adverse to the realization of obligatory right, and the Applicant fails to provide additional guarantee which is recognized by the Receiving Bank in accordance with the requirement of the Receiving Bank.

(7) The Applicant fails to fulfill the obligations under this Agreement or fulfillment of the obligations under this Agreement does not comply with this Agreement, or the Applicant has other breach or actions which judged by the Receiving Bank reasonably may threaten to the payment of debts under this Agreement.

7.2 In case that the Applicant breaches this Agreement, the Receiving Bank is entitled to take any one or more of the following measures:

(1) It is entitled to affirm all credits granted to the Applicant at the Receiving Bank including but not limited to loans, discounts, bank acceptances, international trade financing, bank guarantees, become due in advance, and require the Applicant to repay the principals, interests, and other expenses of aforesaid debts, and is entitled to deduct the principals, interests, penalty interests, liquidated damages and all related expenses from any account (including the special account for cash deposit) of the Applicant;

(2) To freeze all credit granting limits of the Applicant in the Receiving Bank;

(3) To terminate relevant contracts or agreements entered into with the Applicant in advance, including but not limited to this Agreement;

(4) To request the Applicant to provide additional cash deposit for each specific transaction under this Agreement or provide other security measures recognized by the Receiving Bank.

(5) It is entitled to detain and dispose the accepting documents under the import letters of credit;

(6) To take measures such as litigation, seizure, or deduction, and to request the Applicant to pay litigation fees, costs of preservation, execution fees, counsel fees, travel expenses and other expenses to realize the obligatory right;
(7) Other measures the Receiving Bank deems necessary

Meanwhile, all branches of Bank of Ningbo Co., Ltd. are entitled to the aforesaid rights to the Applicant. The Applicant promises not to defense for this, and to promptly take remedial measures according to the requirements of the Receiving Bank, to hold harmless the Receiving Bank against any damage or loss, and compensate the Receiving Bank and its designated bank when such loss or damage occurs.

7.3 Other events of default

7.3.1 In order to pay the amount of financing in advance, the Applicant shall obtain prior consent from the Receiving Bank; in case that the Receiving Bank decides to charge corresponding expenses and liquidated damages, according to ___.

7.3.2 For any reason, in case that the Receiving Bank makes advance payment under the letters of credit, or shipping guarantees, from the date of payment, the Receiving Bank is entitled to charge an interest for the advance payment from the Applicant at a rate of 0.05 percent.

7.3.3 For the matured import bill advance or export bill purchase (including early maturity) under this Agreement, the Applicant fails to pay in accordance with this Agreement, from the due date, the Receiving Bank is entitled to charge 50% penalty interest on the basis of the original financing interest on the overdue part of each specific transaction in accordance with the provisions of the Receiving Bank.

Article VIII Other agreed matters

8.1 Exchange rates involved in this Agreement shall be subject to the exchange rate determined by the Receiving Bank.

8.2 In case that either party of this Agreement requests contract notarization, all parties shall jointly apply with a public notary office for notarization and expressly confer the contract compulsory execution effect. The notary fees shall be borne by the Applicant.

8.3 Unless the Applicant notifies the Receiving Bank of the change in following address or communication method, notices given by the Receiving Bank to the following address shall be deemed to have been served three days after the submission for post. Notices by telephone, fax and other means of communication shall be deemed to be served immediately.

Telephone of the Applicant:    86222717    Fax:    86232616
Address: Qingfeng Industrial Park, Ningbo Economic and Technological Development Zone

8.4 In case that this Agreement cannot be fulfilled due to changes of rules, regulations, policies, and the introduction of emergency measures, the lender shall not be liable to any obligation. The unaccomplished matter of the Agreement shall comply with laws, regulations, regulatory authorities and relevant provisions of the Receiving Bank.

8.5 Supplementary clauses:

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Article IX Any dispute arising from the Agreement shall be resolved by the parties through negotiation; in case that a dispute cannot be resolved through negotiation, it shall be resolved by Method 1:

1. To be resolved through legal action, with the people’s courts at the location of the Receiving Bank.

2. To be resolved through legal action, with the people’s courts at the location where the contract is signed.

3. The parties agree to submit to Arbitration Commission for arbitration in accordance with Arbitration Rules in effect on the date the arbitration is submitted.

During the negotiation or legal action, the terms of this Agreement not involved in the dispute shall be fulfilled by the parties. The Applicant shall not refuse to fulfill any obligations under this Agreement on the ground that the proceeding to resolve the dispute is in progress.

Article X The agreement takes effect after signed or sealed by the both parties and shall terminate upon the expiration of term when debts occur agreed in Clause 1.1 of this Agreement and when all principals, interests and expenses of all debts agreed in Clause 1.6 are paid in full.

This Agreement is executed in triplicate, with the Applicant holding one, the Receiving Bank holding one and the Guarantor holding one, with the same legal effect.

Article XI Tips and declarations

The Receiving Bank has suggested the Applicant to learn the printed terms of the Agreement in a comprehensive and accurate manner, especially the terms marked in bold, and has explained the terms of this Agreement in accordance with the requirements of the Applicant. The parties have been aware of and fully understand the meaning of the terms of this Agreement and the legal consequences.

At the same time, the Applicant hereby declares that it has noted and confirmed to accept the terms relating to its obligations or adverse terms.

The signature and stamp page of General Agreement on Maximum Amount of Import and Export Financing:

Applicant (common seal)		Receiving Bank (common seal or Special stamp for contract)

Legal representative or proxy	Tao chun feng	Legal representative (the person in charge) or proxy

Date:		Date:

Place of execution: